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Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statements of Designs, Inc. on Forms S-8 (Reg. Nos. 33-22957, 33-32690, 33-32687 and 33-52892) of our report dated March 11, 1996, on our audits of the consolidated financial statements of Designs, Inc. as of February 3, 1996 and January 28, 1995 and January 29, 1994 for the three years in the period ended February 3, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.






     Boston, Massachusetts
     May 1, 1996                                     COOPERS & LYBRAND, L.L.P.




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